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                                                                     EXHIBIT 8.1



                  [LETTERHEAD OF ANDERSON KILL & OLICK, P.C.]



                                    ______________, 1996


Danielson Holding Corporation
767 Third Avenue
New York, NY 10017-2023

Ladies and Gentlemen:

          We have acted as counsel to Danielson Holding Corporation ("Danielson") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of ______ shares of common stock of Danielson to be initially offered by Danielson pursuant to the terms of the Registration Statement. This opinion is being rendered pursuant to the requirements of Form S-3.

          We are of the opinion that the discussion in the Prospectus constituting part of the Registration Statement under the caption "Certain U.S. Tax Considerations," insofar as it relates to statements of law or legal conclusions, is accurate in all material respects.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Certain U.S. Tax Considerations" in the Prospectus. However, this opinion is not to be used for any other purpose without our prior consent.

                                    Very truly yours,

                                    Anderson Kill & Olick, P.C.


                                    By:________________________
                                          Stefan R. Boshkov